Exhibit 99.1

Premier, Inc. Reports Fiscal-Year 2023 First-Quarter Results

CHARLOTTE, N.C., November 1, 2022 - Premier, Inc. (NASDAQ: PINC), a leading technology-driven healthcare improvement company, today reported financial results for the fiscal year 2023 first quarter ended September 30, 2022.

“Our fiscal 2023 first quarter results were consistent with our expectations, and we continued to make progress on executing our strategy to deliver sustainable, long-term growth and value creation,” said Michael J. Alkire, Premier’s president and CEO. “In our Supply Chain Services segment, we continued to see expected ongoing normalization of demand and pricing to pre-COVID-19 pandemic levels in our direct sourcing business, while our non-acute group purchasing business produced another quarter of growth. In addition, our adjacent markets and consulting businesses were the primary drivers of growth in the Performance Services segment during the quarter.”

Alkire continued, “We also recently completed our acquisition of key assets to support Contigo Health’s growth strategy. As we look ahead, we remain on track to achieve our full-year fiscal 2023 guidance and long-term growth targets.”

Fiscal First-Quarter 2023 and Recent Highlights

(Financial comparisons are for fiscal first quarter of 2023 vs. fiscal first quarter of 2022)

•

Premier reaffirmed its fiscal year 2023 full-year guidance for all guidance metrics as previously communicated on August 16, 2022. Refer to the table in the Fiscal 2023 Guidance section in this release for details.

•

Supply Chain Services segment revenue declined quarter over quarter, as the company expected, primarily due to ongoing normalization of direct sourcing products revenue to pre-COVID-19 pandemic levels.

•

Performance Services segment revenue increased 7% to $94.2 million from $88.3 million a year ago and was mainly the result of growth in the company’s adjacent markets businesses, which include Contigo Health®, Remitra™, PINC AI™ Applied Sciences and PINC AI™ Clinical Decision Support, and consulting business, partially offset by the timing of revenue associated with enterprise analytics license agreements in the current year compared to the prior year.

•	The company’s adjacent markets businesses grew 40% over the prior-year quarter and remains on track to achieve 30%-to-40% growth in fiscal 2023 compared with fiscal 2022.

•	GAAP net income and adjusted net income declined 65% and 21%, respectively, quarter over quarter. Refer to “Results of Operations for the Three Months Ended September 30, 2022” for more details.

•	GAAP EPS and adjusted EPS declined 63% and 19%, respectively, quarter over quarter. Refer to “Results of Operations for the Three Months Ended September 30, 2022” for more details.

•	During the three months ended September 30, 2022, Premier paid aggregate dividends of approximately $25.2 million to holders of its Class A common stock.

•

On October 13, 2022, Premier subsidiary Contigo Health, LLC closed its transaction to acquire key assets from TRPN Direct Pay, Inc. and Devon Health, Inc. (together, “TRPN”) which include contracts with more than 900,000 providers across 4.1 million U.S. locations, as well as licenses to proprietary cost containment technology.

•

On October 19, 2022, Premier published its 2022 Sustainability Report, highlighting its environmental, social and governance practices and initiatives and the progress the company made over the past year in support of its mission to improve the health of communities and create long-term, sustainable value for stakeholders, including stockholders.

•

PINC AI™ Applied Sciences was part of a collaborative team chosen as Biotech Week Boston’s 2022 “BWB Awards” winner in the digital medicine category for innovative use of technology-enabled healthcare solutions in the digital medicine category.

* Descriptions of consolidated and segment adjusted (non-GAAP) financial measures and non-GAAP free cash flow are provided below under “Use and Definition of Non-GAAP Financial Measures,” and reconciliations are provided in the tables at the end of this release.

Consolidated Fiscal 2023 First Quarter Financial Highlights and Results of Operations

Consolidated Financial Highlights

	Three Months Ended September 30,
(in thousands, except per share data)	2022	2021	% Change
Net Revenue:
Supply Chain Services:
Net administrative fees	$150,006	$149,462	—%
Software licenses, other services and support	10,826	8,924	21%

Services and software licenses	160,832	158,386	2%
Products	58,861	118,430	(50%)

Total Supply Chain Services	219,693	276,816	(21%)
Performance Services	94,189	88,331	7%

Total segment net revenue	313,882	365,147	(14%)
Eliminations	(9)	—	—%

Net revenue	$313,873	$365,147	(14%)

Net income	$42,959	$121,306	(65%)
Net income attributable to stockholders	$42,716	$122,004	(65%)

Diluted earnings per share attributable to stockholders	$0.36	$0.97	(63%)

NON-GAAP FINANCIAL MEASURES*:

Adjusted EBITDA:
Supply Chain Services	$121,194	$129,269	(6%)
Performance Services	19,368	23,715	(18%)

Total segment adjusted EBITDA	140,562	152,984	(8%)
Corporate	(31,182)	(31,281)	—%

Total	$109,380	$121,703	(10%)

Adjusted net income	$62,512	$79,141	(21%)

Adjusted earnings per share	$0.52	$0.64	(19%)

*	Refer to the supplemental financial information at the end of this release for reconciliation of reported GAAP results to non-GAAP results.

Fiscal 2023 Guidance

Certain statements in this release, including without limitation, those in this section, are forward-looking statements. For additional information regarding the use and limitations of such statements, refer to “Forward-Looking Statements” below and the “Risk Factors” section of the company’s most recent Form 10-K for the fiscal year ended June 30, 2022.

For fiscal 2023, Premier continues to expect total net revenue to be in the range of $1.38 billion to $1.45 billion, adjusted EBITDA to be in the range of $510 million to $530 million, and adjusted EPS to be in the range of $2.63 to $2.75.

Guidance Metric	Fiscal 2023 Guidance Range* (as of November 1, 2022)
Segment Net Revenue:
Supply Chain Services	$950 million to $1.0 billion
Performance Services	$430 million to $450 million

Total Net Revenue	$1.38 billion to $1.45 billion

Adjusted EBITDA	$510 million to $530 million

Adjusted EPS	$2.63 to $2.75

Fiscal 2023 guidance is based on the realization of the following key assumptions:

•	Net administrative fees revenue of $620 million to $640 million

•	Direct sourcing products revenue of $315 million to $345 million

•	Net revenue available under contract that represents approximately 80% to 86% of the fiscal 2023 guidance range (as provided on August 16, 2022)

•	Capital expenditures of $90 million to $100 million

•	Effective income tax rate in the range of 26% to 27%

•	Free cash flow of 45% to 55% of adjusted EBITDA

•	Does not include the effect of any potential future significant acquisitions or share repurchases.

•

Adjusted for impact of the COVID-19 pandemic, Premier’s fiscal 2023 growth expectations are in line with its previously communicated multi-year, compound annual growth rate targets of mid-to-high single digits for consolidated net revenue, adjusted EBITDA and adjusted EPS.

*

Premier, Inc. does not provide forward-looking guidance on a GAAP basis as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. Refer to “Premier’s Use of Forward-Looking Non-GAAP Measures” below for additional explanation.

Results of Operations for the Three Months Ended September 30, 2022

(As compared with the three months ended September 30, 2021)

GAAP net revenue of $313.9 million decreased 14% from $365.1 million in the prior year period. The decline in revenue, which the company expected, was primarily due to the continued normalization of COVID-19 pandemic-driven demand and pricing for personal protective equipment (PPE) and other related supplies in the fiscal 2023 first quarter as compared with the prior year period.

GAAP net income of $43.0 million decreased 65% from $121.3 million a year ago primarily due to the prior year quarter gain on put rights associated with Premier’s minority interest in FFF Enterprises, Inc. as well as a decrease in net revenue in the current year period.

GAAP diluted EPS of $0.36 decreased 63% from $0.97 in the same period a year ago mainly due to the aforementioned decrease in net income.

Adjusted EBITDA of $109.4 million decreased 10% from $121.7 million for the same period a year ago and was consistent with the company’s expectations. The decline was primarily driven by the aforementioned decline in net revenue, higher logistics costs in the company’s direct sourcing business and, in the Performance Services segment, increased cost of revenue and operating expenses to support growth in the adjacent markets businesses.

Adjusted net income of $62.5 million decreased 21% from $79.1 million for the same period a year ago. Adjusted earnings per share (EPS) decreased 19% to $0.52 from $0.64 for the same period a year ago. The company noted that adjusted net income and adjusted EPS reflect income tax expense at an effective rate of 26% and 21% for the first quarters of fiscal 2023 and 2022, respectively. The lower effective tax rate in first quarter of fiscal 2022 was primarily the result of the estimated impact of a valuation allowance release due to a subsidiary reorganization that was expected to and ultimately did occur in the second quarter of fiscal 2022.

Segment Results

(For the fiscal first quarter of 2023 as compared with the fiscal first quarter of 2022)

Supply Chain Services

Supply Chain Services segment net revenue of $219.7 million decreased 21% from $276.8 million for the same quarter a year ago, primarily reflecting lower products revenue in the first quarter of fiscal 2023, as described below.

Net administrative fees revenue was $150.0 million compared with $149.5 million in the year ago quarter primarily due to growth in the non-acute group purchasing business as well as further penetration of existing member spend in the acute group purchasing business, partially offset by the impact of members that did not amend or renew their group purchasing organization (GPO) agreements at the time of the company’s August 2020 restructuring.

Products revenue of $58.9 million decreased 50% from $118.4 million a year ago which included higher prices and incremental purchases of PPE and other high-demand supplies related to the pandemic. The quarter-over-quarter decline was primarily driven by lower demand and pricing, as the company expected, for pandemic-related supplies which was partially offset by ongoing demand for commodity products primarily due to expansion of the product portfolio and increased member adoption.

Segment adjusted EBITDA of $121.2 million decreased 6% from $129.3 million the same period a year ago primarily due to the direct sourcing business, which experienced a decline in profitability due to a decrease in products revenue driven by lower demand and pricing for PPE as well as higher logistics costs that impacted margins.

Performance Services

Performance Services segment net revenue of $94.2 million increased 7% from $88.3 million for the same quarter a year ago, primarily driven by growth in the company’s adjacent markets and consulting businesses partially offset by the timing of revenue associated with enterprise analytics license agreements in the current year compared to the prior year.

Segment adjusted EBITDA of $19.4 million decreased 18% from $23.7 million for the same period a year ago mainly due to the aforementioned timing of revenue associated with enterprise analytics license agreements as well as higher selling, general and administrative (SG&A) expense which was primarily the result of additional headcount to support growth in the company’s adjacent markets businesses, primarily in Contigo Health and Remitra.

Cash Flows and Liquidity

Net cash provided by operating activities for the three months ended September 30, 2022 was $74.8 million, an increase of $19.6 million from the same period a year ago. The increase was primarily due to increased cash inflows from the continued growth in the Performance Services business as well as higher cash receipts from a dividend associated with one of the company’s minority investments and was partially offset by a decrease in cash received as a result of lower revenue in Premier’s direct sourcing business as demand for pandemic-related supplies continued to normalize during the quarter.

Net cash used in investing activities and net cash provided by financing activities for the three months ended September 30, 2022, were $20.2 million and $36.0 million, respectively. As of September 30, 2022, cash and cash equivalents were$176.6 million compared with $86.1 million as of June 30, 2022, and the company’s five-year, $1.0 billion revolving credit facility had an outstanding balance of $250.0 million. Subsequent to quarter end, Premier utilized an additional$125.0 million from its credit facility to fund its acquisition of TRPN assets, bringing the outstanding balance to $375.0 million as of October 31, 2022.

Free cash flow for the three months ended September 30, 2022 was $31.5 million compared with $10.3 million for the same period a year ago. The increase was primarily due to the same factors that affected net cash provided by operating activities as well as a decrease in purchase of property and equipment.

In the first quarter of fiscal 2023, the company paid aggregate dividends of approximately $25.2 million to holders of its Class A common stock.

Conference Call

Premier will host a conference call to provide additional detail around the company’s performance and outlook today at 8:00 a.m. ET. The call will be webcast live from the company’s website and will be available at the following link: Premier Webcast Link. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website at https://investors.premierinc.com.

For those parties who do not have internet access, the conference call may be accessed by calling one of the below telephone numbers and asking to join the Premier, Inc. call:

Domestic participant dial-in number (toll-free):	(833) 953-2438
International participant dial-in number:	(412) 317-5767

Premier’s presentation that will accompany the conference call and webcast can be accessed via the following link: Premier Events.

About Premier, Inc.

Premier, Inc. (NASDAQ: PINC) is a leading healthcare improvement company, uniting an alliance of more than 4,400 U.S. hospitals and health systems and approximately 250,000 other providers and organizations to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and consulting and other services, Premier enables better care and outcomes at a lower cost. Premier plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com, as well as Twitter, Facebook, LinkedIn, YouTube, Instagram and Premier’s blog for more information about the company.

Premier’s Use and Definition of Non-GAAP Measures

Premier uses EBITDA, adjusted EBITDA, segment adjusted EBITDA, adjusted net income, adjusted earnings per share, and free cash flow to facilitate a comparison of the company’s operating performance on a consistent basis from period to period and to provide measures that, when viewed in combination with its results prepared in accordance with GAAP, allow for a more complete understanding of factors and trends affecting the company’s business than GAAP measures alone. Management believes EBITDA, adjusted EBITDA and segment adjusted EBITDA assist the company’s board of directors, management and investors in comparing the company’s operating performance on a consistent basis from period to period by removing the impact of the company’s asset base (primarily depreciation and amortization) and items outside the control of management (taxes), as well as other non-cash (impairment of intangible assets and purchase accounting adjustments) and non-recurring items, from operating results. Adjusted EBITDA and segment adjusted EBITDA are supplemental financial measures used by the company and by external users of the company’s financial statements.

Management considers adjusted EBITDA an indicator of the operational strength and performance of the company’s business. Adjusted EBITDA allows management to assess performance without regard to financing methods and capital structure and without the impact of other matters that management does not consider indicative of the operating performance of the business. Segment adjusted EBITDA is the primary earnings measure used by management to evaluate the performance of the company’s business segments.

Management believes free cash flow is an important measure because it represents the cash that the company generates after payment of tax distributions to limited partners, payments to certain former limited partners that elected to execute a Unit Exchange and Tax Receivable Agreement (“Unit Exchange Agreement) in connection with our August 2020 restructuring and purchases of property and equipment to maintain existing products and services and ongoing business operations, as well as development of new and upgraded products and services to support future growth. Free cash flow is important because it allows the company to enhance stockholder value through acquisitions, partnerships, joint ventures, investments in related or complimentary businesses and/or debt reduction.

Non-recurring items are items to be income or expenses and other items that have not been earned or incurred within the prior two years and are not expected to recur within the next two years. Such items include stock-based compensation, acquisition- and disposition-related expenses, strategic initiative- and financial restructuring-related expenses, remeasurement of TRA liabilities, loss on disposal of long-live assets, gain or loss on FFF put and call rights, income and expense that has been classified as discontinued operations and other expense.

Non-operating items include gains or losses on the disposal of assets and interest and investment income or expense.

EBITDA is defined as net income before income or loss from discontinued operations, net of tax, interest and investment income or expense, net, income tax expense, depreciation and amortization and amortization of purchased intangible assets.

Adjusted EBITDA is defined as EBITDA before merger and acquisition-related expenses and non-recurring, non-cash or non-operating items and including equity in net income of unconsolidated affiliates.

Segment adjusted EBITDA is defined as the segment’s net revenue less cost of revenue and operating expenses directly attributable to the segment excluding depreciation and amortization, amortization of purchased intangible assets, merger and acquisition-related expenses and non-recurring or non-cash items, and including equity in net income of unconsolidated affiliates. Operating expenses directly attributable to the segment include expenses associated with sales and marketing, general and administrative, and product development activities specific to the operation of each segment. General and administrative corporate expenses that are not specific to a particular segment are not included in the calculation of Segment Adjusted EBITDA. Segment Adjusted EBITDA also excludes any income and expense that has been classified as discontinued operations.

Adjusted net income is defined as net income attributable to Premier (i) excluding income or loss from discontinued operations, net, (ii) excluding income tax expense, (iii) excluding the impact of adjustment of redeemable limited partners’ capital to redemption amount, (iv) excluding the effect of non-recurring or non-cash items, including certain strategic initiative- and financial restructuring-related expenses, (v) assuming the exchange of all the Class B common units for shares of Class A common stock, which results in the elimination of non-controlling interest in Premier LP and (vi) reflecting an adjustment for income tax expense on Non-GAAP net income before income taxes at our estimated annual effective income tax rate, adjusted for unusual or infrequent items.

Adjusted earnings per share is Adjusted Net Income divided by diluted weighted average shares.

Free cash flow is defined as net cash provided by operating activities from continuing operations less distributions and Tax Receivable Agreement payments to limited partners, early termination payments to certain former limited partners that elected to execute a Unit Exchange Agreement in connection with our August 2020 restructuring and purchases of property and equipment. Free Cash Flow does not represent discretionary cash available for spending as it excludes certain contractual obligations such as debt repayments.

To properly and prudently evaluate our business, readers are urged to review the reconciliation of these non-GAAP financial measures, as well as the other financial tables, included at the end of this release. Readers should not rely on any single financial measure to evaluate the company’s business. In addition, the non-GAAP financial measures used in this release are susceptible to varying calculations and may differ from, and may therefore not be comparable to, similarly titled measures used by other companies.

Further information on Premier’s use of non-GAAP financial measures is available in the “Our Use of Non-GAAP Financial Measures” section of Premier’s Form 10-K for the year ended June 30, 2023, filed with the Securities and Exchange Commission (SEC), as may be updated in subsequent filings with the SEC.

Premier’s Use of Forward-Looking Non-GAAP Measures

The company does not meaningfully reconcile guidance for non-GAAP adjusted EBITDA and non-GAAP adjusted earnings per share to net income attributable to stockholders or earnings per share attributable to stockholders because the company cannot provide guidance for the more significant reconciling items between net income attributable to stockholders and adjusted EBITDA and between earnings per share attributable to stockholders and non-GAAP adjusted earnings per share without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, items included in the supplemental financial information for reconciliation of reported GAAP results to non-GAAP results. Such items include strategic and acquisition related expenses for professional fees; mark to market adjustments for put options and contingent liabilities; gains and losses on stock-based performance shares; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the company believes to be non-indicative of its ongoing operations. Such adjustments may be affected by changes in ongoing assumptions, judgements, as well as nonrecurring, unusual or unanticipated charges, expenses or gains/losses or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments is not currently determinable but may be significant.

Cautionary Note Regarding Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts, such as those related to our ability to advance our long-term strategies, the payment of dividends at current levels, or at all, the timing and number of shares repurchased under our share repurchase approval, our expected effective income tax rate, and the statements under the heading “Fiscal 2023 Outlook and Guidance” and the key assumptions underlying fiscal 2023 guidance, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC, including those discussed under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” section of Premier’s Form 10-K for the year ended June 30, 2022 as well as the Form 10-Q for the quarter ended September 30, 2022, expected to be filed with the SEC shortly after the date of this release, and also made available on Premier’s website at investors.premierinc.com. Forward-looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events that occur after that date, or otherwise.

Investor contact:	Media contact:
Angie McCabe	Amanda Forster
Vice President, Investor Relations	Vice President, Public Relations
704.816.3888	202.879.8004
angie_mccabe@premierinc.com	amanda_forster@premierinc.com

Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,
	2022	2021
Net revenue:
Net administrative fees	$150,006	$149,462
Software licenses, other services and support	105,006	97,255

Services and software licenses	255,012	246,717
Products	58,861	118,430

Net revenue	313,873	365,147
Cost of revenue:
Services and software licenses	54,014	43,809
Products	57,874	109,362

Cost of revenue	111,888	153,171

Gross profit	201,985	211,976
Operating expenses:
Selling, general and administrative	132,050	127,814
Research and development	975	994
Amortization of purchased intangible assets	10,452	10,889

Operating expenses	143,477	139,697

Operating income	58,508	72,279

Equity in net income of unconsolidated affiliates	8,243	7,058
Interest expense, net	(2,859)	(2,788)
Gain on FFF Put and Call Rights	—	64,110
Other expense, net	(2,164)	(320)

Other income, net	3,220	68,060

Income before income taxes	61,728	140,339
Income tax expense	18,769	19,033

Net income	42,959	121,306
Net (income) loss attributable to non-controlling interest	(243)	698

Net income attributable to stockholders	$42,716	$122,004

Calculation of GAAP Earnings per Share

Numerator for earnings per share:
Net income attributable to stockholders	$42,716	$122,004

Denominator for earnings per share:
Basic weighted average shares outstanding	118,351	122,945
Effect of dilutive securities:
Stock options	146	310
Restricted stock	563	492
Performance share awards	973	826

Diluted weighted average shares and assumed conversions	120,033	124,573

Earnings per share attributable to stockholders:
Basic	$0.36	$0.99
Diluted	$0.36	$0.97

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	September 30, 2022	June 30, 2022
Assets
Cash and cash equivalents	$176,630	$86,143
Accounts receivable (net of $1,127 and $2,043 allowance for credit losses, respectively)	105,226	114,129
Contract assets (net of $838 and $755 allowance for credit losses, respectively)	277,571	260,061
Inventory	123,881	119,652
Prepaid expenses and other current assets	55,655	65,581

Total current assets	738,963	645,566
Property and equipment (net of $600,970 and $578,644 accumulated depreciation, respectively)	208,862	213,379
Intangible assets (net of $228,034 and $217,582 accumulated amortization, respectively)	346,120	356,572
Goodwill	999,913	999,913
Deferred income tax assets	722,876	725,032
Deferred compensation plan assets	41,636	47,436
Investments in unconsolidated affiliates	215,436	215,545
Operating lease right-of-use assets	36,897	39,530
Other assets	109,038	114,154

Total assets	$3,419,741	$3,357,127

Liabilities and stockholders’ equity
Accounts payable	$59,803	$44,631
Accrued expenses	39,342	40,968
Revenue share obligations	247,830	245,395
Accrued compensation and benefits	54,968	93,638
Deferred revenue	28,286	30,463
Current portion of notes payable to former limited partners	98,271	97,806
Line of credit and current portion of long-term debt	252,215	153,053
Other current liabilities	57,286	47,183

Total current liabilities	838,001	753,137
Long-term debt, less current portion	1,008	2,280
Notes payable to former limited partners, less current portion	176,446	201,188
Deferred compensation plan obligations	41,636	47,436
Deferred consideration, less current portion	28,864	28,702
Operating lease liabilities, less current portion	30,237	32,960
Other liabilities	42,130	42,574

Total liabilities	1,158,322	1,108,277

Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.01 par value, 500,000,000 shares authorized; 125,175,648 shares issued and 118,746,273 shares outstanding at September 30, 2022 and 124,481,610 shares issued and 118,052,235 shares outstanding at June 30, 2022	1,252	1,245
Treasury stock, at cost; 6,429,375 shares at both September 30, 2022 and June 30, 2022	(250,129)	(250,129)
Additional paid-in capital	2,161,000	2,166,047
Retained earnings	349,309	331,690
Accumulated other comprehensive income	(13)	(3)

Total stockholders’ equity	2,261,419	2,248,850

Total liabilities and stockholders’ equity	$3,419,741	$3,357,127

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended September 30,
	2022	2021
Operating activities
Net income	$42,959	$121,306
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,891	31,485
Equity in net income of unconsolidated affiliates	(8,243)	(7,058)
Deferred income taxes	2,156	18,700
Stock-based compensation	7,136	7,554
Gain on FFF Put and Call Rights	—	(64,110)
Other	10,035	518
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable, inventories, prepaid expenses and other assets	22,495	22,682
Contract assets	(11,856)	(5,876)
Accounts payable, accrued expenses, deferred revenue, revenue share obligations and other liabilities	(23,822)	(70,014)

Net cash provided by operating activities	$74,751	$55,187

Investing activities
Purchases of property and equipment	$(18,930)	$(21,050)
Acquisition of businesses and equity method investments, net of cash acquired	—	(26,000)
Other	(1,300)	—

Net cash used in investing activities	$(20,230)	$(47,050)

Financing activities
Payments made on notes payable	$(26,387)	$(26,692)
Proceeds from credit facility	100,000	175,000
Payments on credit facility	—	(75,000)
Proceeds from exercise of stock options under equity incentive plan	644	22,864
Cash dividends paid	(25,218)	(24,852)
Repurchase of Class A common stock (held as treasury stock)	—	(38,151)
Other	(13,063)	13,974

Net cash provided by financing activities	$35,976	$47,143

Effect of exchange rate changes on cash flows	(10)	—
Net increase in cash and cash equivalents	90,487	55,280
Cash and cash equivalents at beginning of year	86,143	129,141

Cash and cash equivalents at end of period	$176,630	$184,421

Supplemental Financial Information

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

(Unaudited)

(In thousands)

	Three Months Ended September 30,
	2022	2021
Net cash provided by operating activities	$74,751	$55,187
Purchases of property and equipment	(18,930)	(21,050)
Early termination payments to certain former limited partners that elected to execute a Unit Exchange Agreement (a)	(24,277)	(23,813)

Free Cash Flow	$31,544	$10,324

(a)

Early termination payments to certain former limited partners that elected to execute a Unit Exchange Agreement in connection with Premier’s August 2020 restructuring are presented in Condensed Consolidated Statements of Cash Flows under “Payments made on notes payable.” During the three months ended September 30, 2022, the company paid $25.7 million to members including imputed interest of $1.4 million which is included in net cash provided by operating activities. During the three months ended September 30, 2021, the company paid $25.7 million to members, including imputed interest of $1.9 million which is included in net cash provided by operating activities.

Supplemental Financial Information

Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA

Reconciliation of Operating Income to Segment Adjusted EBITDA

Reconciliation of Net Income Attributable to Stockholders to Adjusted Net Income

(Unaudited)

(In thousands)

	Three Months Ended September 30,
	2022	2021
Net income	$42,959	$121,306
Interest expense, net	2,859	2,788
Income tax expense	18,769	19,033
Depreciation and amortization	23,439	20,596
Amortization of purchased intangible assets	10,452	10,889

EBITDA	98,478	174,612
Stock-based compensation	7,349	7,751
Acquisition- and disposition-related expenses	2,160	3,421
Strategic initiative and financial restructuring-related expenses	1,520	25
Gain on FFF Put and Call Rights	—	(64,110)
Other reconciling items, net	(127)	4

Adjusted EBITDA	$109,380	$121,703

Income before income taxes	$61,728	$140,339
Equity in net income of unconsolidated affiliates	(8,243)	(7,058)
Interest expense, net	2,859	2,788
Gain on FFF Put and Call Rights	—	(64,110)
Other expense, net	2,164	320

Operating income	58,508	72,279
Depreciation and amortization	23,439	20,596
Amortization of purchased intangible assets	10,452	10,889
Stock-based compensation	7,349	7,751
Acquisition- and disposition-related expenses	2,160	3,421
Strategic initiative and financial restructuring-related expenses	1,520	25
Equity in net income of unconsolidated affiliates	8,243	7,058
Deferred compensation plan expense	(2,370)	(318)
Other reconciling items, net	79	2

Adjusted EBITDA	$109,380	$121,703

SEGMENT ADJUSTED EBITDA
Supply Chain Services	$121,194	$129,269
Performance Services	19,368	23,715
Corporate	(31,182)	(31,281)

Adjusted EBITDA	$109,380	$121,703

Net income attributable to stockholders	$42,716	$122,004
Net income (loss) attributable to non-controlling interest	243	(698)
Income tax expense	18,769	19,033
Amortization of purchased intangible assets	10,452	10,889
Stock-based compensation	7,349	7,751
Acquisition- and disposition-related expenses	2,160	3,421
Strategic initiative and financial restructuring-related expenses	1,520	25
Gain on FFF Put and Call Rights	—	(64,110)
Other reconciling items, net	1,267	1,863

Adjusted income before income taxes	84,476	100,178
Income tax expense on adjusted income before income taxes	21,964	21,037

Adjusted Net Income	$62,512	$79,141

Supplemental Financial Information

Reconciliation of GAAP EPS to Adjusted EPS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,
	2022	2021
Net income attributable to stockholders	$42,716	$122,004
Net income (loss) attributable to non-controlling interest	243	(698)
Income tax expense	18,769	19,033
Amortization of purchased intangible assets	10,452	10,889
Stock-based compensation	7,349	7,751
Acquisition- and disposition-related expenses	2,160	3,421
Strategic initiative and financial restructuring-related expenses	1,520	25
Gain on FFF Put and Call Rights	—	(64,110)
Other reconciling items, net	1,267	1,863

Adjusted income before income taxes	84,476	100,178
Income tax expense on adjusted income before income taxes	21,964	21,037

Adjusted Net Income	$62,512	$79,141

Weighted average:
Common shares used for basic and diluted earnings per share	118,351	122,945
Potentially dilutive shares	1,682	1,628

Weighted average shares outstanding - diluted	120,033	124,573

Basic earnings per share attributable to stockholders	$0.36	$0.99
Net income (loss) attributable to non-controlling interest	—	(0.01)
Income tax expense	0.16	0.15
Amortization of purchased intangible assets	0.09	0.09
Stock-based compensation	0.06	0.06
Acquisition- and disposition-related expenses	0.02	0.03
Strategic initiative and financial restructuring-related expenses	0.01	—
Gain on FFF Put and Call Rights	—	(0.52)
Other reconciling items, net	0.01	0.02
Impact of corporation taxes	(0.19)	(0.17)

Adjusted EPS	$0.52	$0.64

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